Exhibit 99.1

Data Knights Acquisition Corp. Confirms Funding

to Extend Period to Consummate Initial Business Combination

MINNEAPOLIS, MN and LONDON, UK / ACCESSWIRE / July 12, 2023 / Data Knights Acquisition Corp. (“Data Knights” or the “Company”) (Nasdaq: DKDCA), a special purpose acquisition company, today announced that it caused to be deposited $122,920 into the Company’s Trust account, allowing the Company to extend the period of time it has to consummate its initial business combination by one month from July 11, 2023 to August 11, 2023 (the “Extension”). The Extension is the eighth of nine monthly extensions permitted under the Company’s governing documents.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Barry Anderson

Data Knights Acquisition Corp.

Phone: +44 203 833 4000